RSM US LLP
80 City Square
Boston, MA 02129-3742
T +1 617 912 9000
F +1 617 912 9001
www.rsmus.com

August 29, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Minim Inc.'s statements included under Item 4.01(a) of its Form 8-K and Form 8-K/A filed on August 28, 2023 and August 29, 2023 and we agree with such statements concerning our firm.

RSM US LLP